FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) of the
                      SECURITIES EXCHANGE ACT OF 1934

                            JWH GLOBAL TRUST

       (Exact name of registrant as specified in its charter)

              Delaware                             36-4113382
(State of incorporation or organization)       (I.R.S. Employer
                                                Identification No.)

c/o CIS Investments, Inc.
233 South Wacker Drive, Suite 2300
Chicago, Illinois                                        60606
(Address of principal executive office)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                Name of each exchange on which
  to be so registered                each class is to be registered

           None                                    None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                     Units of Beneficial Interest in
                           JWH GLOBAL TRUST
                           (Title of class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
          Registered.

          The information required by this item is incorporated by reference to Cover Page, Redemptions; Net Asset Value, Charges, and the
          Second Amended and Restated Declaration and
          Agreement of Trust contained in the registrant's
          Amendment No. 2 to the Registration Statement on
          Form S-1 (Registration No.333-16825) (the
          "Registration Statement").

Item 2.   Exhibits.

          The information required by this item is incorporated by reference in Exhibits A, B and C of the registrant's
          Registration Statement on Form S-1.

                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JWH GLOBAL TRUST

Dated:    July 24, 1997

By:  CIS Investments, Inc.
     Managing Owner


By:  /s/ Barbara A. Pfendler
     Name:  Barbara A. Pfendler
     Title: Vice President